UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

MODUSLINK GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

CMGI, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 29, 2008, ModusLink Global Solutions, Inc. (the “Registrant”) (which changed its name from CMGI, Inc. earlier today, as described in Item 5.03 below) reported its results of operations for its fourth fiscal quarter and fiscal year ended July 31, 2008. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

CMGI, Inc. Name Change to ModusLink Global Solutions, Inc.

On September 29, 2008, the Registrant changed its name from “CMGI, Inc.” to “ModusLink Global Solutions, Inc” via the merger of a wholly-owned subsidiary of the Registrant into the Registrant (the “Merger”). In connection with the name change, the Registrant’s common stock will begin trading under the ticker symbol “MLNK” on September 30, 2008.

On September 29, 2008, the Registrant filed a Restated Certificate of Incorporation, reflecting the name change, the Certificate of Retirement and the Certificates of Elimination discussed below (the “Restated Certificate of Incorporation”).

On September 24, 2008, the Board of Directors of the Registrant approved and authorized the adoption of the Second Amended and Restated Bylaws of the Registrant (the “Amended Bylaws”) upon the effectiveness of the Merger described above, which amended and restated the Registrant’s prior Amended and Restated Bylaws solely to reflect the name change.

Prior to restating its Certificate of Incorporation, the Registrant retired and/or eliminated certain series of preferred stock which were no longer outstanding, for the purpose of administratively simplifying the Certificate of Incorporation prior to its restatement. No shareholder rights were affected by these actions, which are described below.

Retirement and/or Elimination of Series of Preferred Stock.

On September 26, 2008, the Registrant filed a Certificate of Retirement of the Registrant’s Series A Convertible Preferred Stock (the “Certificate of Retirement”) with the Secretary of State of the State of Delaware, which became effective upon its filing. The Certificate of Retirement (i) eliminated the previous designation of 250 shares of Series A Convertible Preferred Stock, none of which were outstanding at the time of filing, (ii) caused such shares of Series A Convertible Preferred Stock to resume the status of authorized but unissued shares of preferred stock of the Registrant and (iii) eliminated from the Registrant’s Restated of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 9, 1993 all reference to the Series A Convertible Preferred Stock.

On September 26, 2008, the Registrant filed a Certificate of Elimination of the Registrant’s Series B Convertible Preferred Stock and a Certificate of Elimination of the Registrant’s Series D Preferred Stock (together, the “Certificates of Elimination”) with the Secretary of State of the State of Delaware, which became effective on their respective filings. The Certificates of Elimination (i) eliminated the previous designation of 50,000 shares of Series B Convertible Preferred Stock, none of which were outstanding at the time of filing, (ii) eliminated the previous designation of 18,090.45 shares of Series D Preferred Stock, none of which were outstanding at the time of filing, (iii) caused such shares of Series B Convertible Preferred Stock and Series D Preferred Stock to resume the status of authorized but unissued shares of preferred stock of the Registrant and (iv) eliminated from the Registrant’s Restated of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 9, 1993 all reference to the Series B Convertible Preferred Stock and the Series D Preferred Stock.

Both prior to and upon the filing of the Certificate of Retirement and the Certificates of Elimination, the Registrant had 5,000,000 shares of preferred stock authorized, none of which was or is issued or outstanding.

The foregoing summaries of the Certificate of Retirement, Certificates of Elimination, Restated Certificate of Incorporation and Amended Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Retirement, Certificates of Elimination, Restated Certificate of Incorporation and Amended Bylaws filed as exhibits hereto, which exhibits are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below are filed or furnished with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: September 29, 2008	By:	/s/ Steven G. Crane
Steven G. Crane
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Retirement of Series A Convertible Preferred Stock of the Registrant, dated September 26, 2008.

3.2	Certificate of Elimination of Series B Convertible Preferred Stock of the Registrant, dated September 26, 2008.

3.3	Certificate of Elimination of Series D Preferred Stock of the Registrant, dated September 26, 2008.

3.4	Restated Certificate of Incorporation of the Registrant, dated September 29, 2008.

3.5	Second Amended and Restated By-Laws of the Registrant, dated September 29, 2008.

99.1	Press Release of the Registrant, dated September 29, 2008.